                        GREATER ATLANTIC FINANCIAL CORP.

         10700 Parkridge Boulevard o Suite P50 o Reston, Virginia 20191
                     o (703) 391-1300 o Fax: (703) 391-1506

NEWS RELEASE

DATE:     AUGUST 11, 2005

CONTACT:  DAVID E. RITTER
          (703) 390-0344

                       GREATER ATLANTIC FINANCIAL RELEASES
                              THIRD QUARTER RESULTS

Reston, Virginia - August 11, 2005 - Charles W. Calomiris, Chairman of the Board of Greater Atlantic Financial Corp. (NASDAQ: GAFC), the holding company for Greater Atlantic Bank, announced today that the Company had a net loss of $643,000 or $.21 per share for the three months ended June 30, 2005, compared to net earnings of $783,000 or $.20 per diluted share for the three months ended June 30, 2004. For the nine months ended June 30, 2005, the Company had a net loss of $117,000 or $.04 per share, compared to a net loss of $778,000 or $.26 per share for the comparable period one year ago.

In commenting on the results, Carroll E. Amos, President and Chief Executive Officer, stated that "for the nine months ended June 30, 2005 the Company's net loss improved by $661,000 from the comparable period one year ago based on an increase of $1.9 million in net income from the banking segment, aided by a $946,000 gain on the sale of three branch offices, offset by a $1.2 million decrease in earnings from the Company's mortgage banking segment. The operating earnings (net income (loss) excluding gains or losses on investments, derivatives and branch sales) of the banking segment improved $636,000 or 23% from the comparable period one year ago based on an improving net interest margin and declining Noninterest expense."

In commenting further, Mr. Amos noted that, "for the three months ended June 30, 2005, the Company's earnings declined by $1.4 million from the comparable period one year ago as a result of a decrease of $728,000 in net income from the Company's mortgage banking segment, coupled with a decrease of $698,000 in net income from the banking segment. The decrease at the banking segment was primarily attributable to a $1.4 million decline in derivative gains when compared to the three months ended June 30, 2004, which was only partially offset by a $263,000 gain on branch sales. While the banking segment sustained a decline in net income during the three months ended June 30, 2005, the banking segment's operating loss (net income (loss) excluding gains or losses on investments, derivatives and branch sales) improved $461,000 or 45%, from a loss of $1.0 million in the comparable period one year ago to an operating loss of $558,000 during the three months ended June 30, 2005. That decline in operating loss also resulted from the improving net interest margin and declining Noninterest expense."

08/11/05              Greater Atlantic Financial Corp.               Page 1 of 8


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Continuing, Mr. Amos stated: "Operations of the Bank's mortgage banking subsidiary continued to have a minimal impact on earnings for the recently completed three months under the agreement entered into with the manager effective at the beginning of the fiscal year year. That agreement, which was the direct result of the Bank seeking to reduce its exposure to the mortgage banking operations, provides for the reimbursement of operating expenses equal to approximately 100% of any operating loss incurred by the subsidiary in return for 80% of net earnings."

Regarding the operation of the mortgage banking subsidiary, Mr. Amos noted: "The subsidiary sustained a 42% decline in mortgage origination activity which resulted in a reduction in gain on sale of loans and earnings during the nine months ended June 30, 2005. As a result, notwithstanding the reimbursement of approximately $1.8 million of expenses by the manager, the mortgage banking subsidiary sustained a net loss of $79,000 for the nine months ended June 30, 2005. That result compared to net income of $1.1 million for the nine months ended June 30, 2004."

Continuing, Mr. Amos noted, "during the nine months ended June 30, 2005, the Bank recognized a $560,000 gain on its free-standing derivative positions, a decrease of $103,000 from the $663,000 gain recognized in the comparable period one year ago." He further noted, "the decline during the quarter of $1.4 million was due to the significant gain of $1.1 million recognized in the three months ended June 30, 2004 compared to a loss of $322,000 for the three months ended June 30, 2005.

Mr. Amos continued, "Loans receivable, net, decreased by $6.9 million during the three months ended June 30, 2005, as a result of a $3.5 million decrease in the Bank's single-family loan portfolio coupled with declines of $2.1 million and $1.2 million, respectively, in commercial and consumer loans outstanding due primarily to payoffs that occurred during the period."

Mr. Amos also noted that, "the Bank completed the previously announced sale of the Sterling, Virginia, branch office on April 1, 2005 with the transfer of $6.7 million in deposits and with the Bank recognizing a $263,000 gain on sale during the three months ended June 30, 2005. He concluded by stating, "without considering the sale of the Sterling branch, deposits declined approximately $9.7 million during the three months ended June 30, 2005. Taking the sale of that office into consideration, after the transfer of $6.7 million of deposits from the sale, deposits at the Bank declined by $3.0 million primarily as a result of a $3.5 million decrease in brokered certificates of deposit."

Net interest income for the three months ended June 30, 2005, amounted to $1.9 million, an increase of $124,000 or 7 percent from the comparable period one year ago. The increase in net interest income during the recently completed three months resulted primarily from a 76 basis point increase in net interest margin (net interest income divided by average interest-earning assets) from 1.33% for the three months ended June 30, 2004 to 2.09% for the three months ended June 30, 2005, offset in part by average interest-earning assets declining by $5.1 million more than the decline in average interest-bearing liabilities. Contributing to the improvement in the Bank's net interest margin for the three months ended June 30, 2005 was a $484,000 decline in interest expense resulting from a decrease in payments made on certain interest rate swap and cap agreements, compared to a charge of $516,000 made in the comparable period one year ago. The improvement in net interest margin also resulted from the average yield on interest-earning assets increasing by 72 basis points more than the increase in the average cost of interest-bearing liabilities.


08/11/05              Greater Atlantic Financial Corp.               Page 2 of 8


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Net interest income for the nine months ended June 30, 2005 amounted to $4.9 million, a decrease of $123,000 or 2 percent from the comparable period one year ago. The decline in net interest income during the nine months ended June 30, 2005 resulted primarily from a $136.9 million decrease in the Bank's average interest-earning assets offset in part by a decrease of $134.6 million in the Bank's average interest-bearing liabilities, coupled with a 43 basis point increase in net interest margin from 1.31% for the nine months ended June 30, 2004 to 1.74% for the nine months ended June 30, 2005. Contributing to the improvement in the Bank's net interest margin was a $1.1 million decline in interest expense resulting from payments made on certain interest rate swap and cap agreements compared to a charge of $1.6 million in the comparable period one year ago. The improvement in net interest margin also resulted from the average yield on average interest-earning assets increasing 39 basis points more than the increase in the average cost on average interest-bearing liabilities, and was partially offset by the decrease in the Bank's average interest-earning assets exceeding the decrease in average interest-bearing liabilities by $2.2 million.

Noninterest income decreased $3.5 million during the three months ended June 30, 2005 when compared to the year ago period. That decrease was primarily the result of a $2.4 million decline in gain on sale of loans coupled with a decline of $1.4 million in gain on derivatives, offset in part by a $278,000 increase in other operating income. Loan sales decreased by 46 percent or $64.2 million from the comparable period one year ago, and were accompanied by a 98 basis point decrease in the net margin earned on those sales from 2.58% for the three months ended June 30, 2004, to 1.60% for the three months ended June 30, 2005. The increase in other operating income reflects a gain of $263,000 recognized from the sale of the Bank's Sterling, Virginia, branch.

Noninterest income for the nine months ended June 30, 2005, decreased $3.0 million from the comparable period one year ago. That decrease was primarily the result of a decrease of $4.3 million in gain on sale of loans and was partially offset by increases of $278,000 in gain on sale of investments and gains on derivatives, and $984,000 in other operating income. Loan sales decreased by 44 percent or $149.9 million from the comparable period one year ago, and were accompanied by a 51 basis point decrease in the net margin earned on those sales from 2.31% for the nine months ended June 30, 2004, to 1.80% for the nine months ended June 30, 2005. The increase in other operating income reflects the gain of $946,000 recognized from the sale of the Bank's Washington D.C. and Sterling and Winchester, Virginia, Branches.

Noninterest expense decreased $1.9 million from $5.8 million for the three months ended June 30, 2004 to $3.8 million for the three months ended June 30, 2005. The decrease was primarily attributable to a $1.6 million decrease in the mortgage company's noninterest expense from that incurred in the comparable period one year ago. The decrease in noninterest expense at the mortgage company was primarily $1.4 million in compensation, of which $799,000 was an expense reimbursement by the manager, coupled with decreases in other operating expenses, data processing and occupancy. Those decreases were offset by increases in advertising, professional services and in furniture fixtures and equipment. The decrease in the Bank's noninterest expense was $353,000 distributed over various noninterest expense categories with $216,000 coming from occupancy expense.

08/11/05              Greater Atlantic Financial Corp.               Page 3 of 8

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Noninterest expense decreased $3.7 million from $15.0 million for the nine months ended June 30, 2004 to $11.3 million for the comparable period in the current year. The decrease was primarily attributable to a $3.4 million decrease in the mortgage company's noninterest expense from the comparable period one year ago as a result of decreased loan origination and sales and the management agreement entered into with the manager of the mortgage banking subsidiary. The decrease in noninterest expense at the mortgage company level was primarily $3.0 million in compensation, of which $1.8 million was an expense reimbursement by the manager, coupled with decreases in other operating expenses, professional services, data processing and occupancy. Those decreases were offset by increases in advertising and furniture fixtures and equipment. The decrease in the Bank's noninterest expense was a modest $387,000 distributed over various noninterest expense categories and was primarily due to a decline of $304,000 in occupancy expense.

Non-performing assets were $2.2 million or 0.59% of total assets at June 30, 2005, an increase of $947,000 when compared to non-performing assets of $1.2 million or 0.24% at June 30, 2004. The increase in non-performing assets from the comparable period one-year ago, was due primarily to the Bank's $500,000 interest in a loan on a hotel property, located in Easton, Maryland, and a $1.0 million home loan that became non-performing. As a result, the Bank provided an increase of $369,000 in the required allowance for the Bank's non-performing loans. Notwithstanding a reduction in the required allowance of $354,000 based on the structure of the Bank's overall loan portfolio, the provision for loan losses for the nine months ended June 30, 2005 increased by $15,000 over the comparable nine month period one year ago due to an increase in the required allowance for non-performing loans.

At June 30, 2005, Greater Atlantic Financial Corp. had total assets of $365 million, a decrease of $139 million or 28 percent from the $504 million recorded at the close of the comparable period one year ago. Loans receivable at June 30, 2005, amounted to $200 million, a decrease of 23 percent from the $260 million held at June 30, 2004. Investment and mortgage-backed Securities at June 30, 2005, amounted to $137 million, a decrease of $81 million or 37% from the $218 million held at June 30, 2004. Deposits amounted to $250 million at June 30, 2005, a decrease of $49 million from the $299 million held one year ago. Stockholders' equity at June 30, 2005, amounted to $17.2 million equating to a book value of $5.70 per share.

Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank and the Bank's wholly-owned subsidiary, Greater Atlantic Mortgage Corporation. The Bank offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.


08/11/05              Greater Atlantic Financial Corp.               Page 4 of 8



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         PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THESE STATEMENTS ARE NOT HISTORICAL FACTS, BUT STATEMENTS BASED ON THE COMPANY'S CURRENT EXPECTATIONS REGARDING ITS BUSINESS STRATEGIES AND THEIR INTENDED RESULTS AND ITS FUTURE PERFORMANCE.
FORWARD-LOOKING STATEMENTS ARE PRECEDED BY TERMS SUCH AS "EXPECTS," "BELIEVES," "ANTICIPATES," "INTENDS" AND SIMILAR EXPRESSIONS.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. NUMEROUS RISKS AND UNCERTAINTIES COULD CAUSE OR CONTRIBUTE TO THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MAY CAUSE OR CONTRIBUTE TO THESE DIFFERENCES INCLUDE, WITHOUT LIMITATION, GENERAL ECONOMIC CONDITIONS, INCLUDING CHANGES IN MARKET INTEREST RATES AND CHANGES IN MONETARY AND FISCAL POLICIES OF THE FEDERAL GOVERNMENT; LEGISLATIVE AND REGULATORY CHANGES; AND OTHER FACTORS DISCLOSED PERIODICALLY IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS REPORT OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.







08/11/05              Greater Atlantic Financial Corp.               Page 5 of 8


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


                                GREATER ATLANTIC FINANCIAL CORP.
                                THIRD QUARTER RESULTS (UNAUDITED)
                                          (NASDAQ:GAFC)
                        (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                         At or for the                At or for the
                                                       Three Months Ended           Nine Months Ended
                                                            June 30,                    June 30,
                                                  -------------------------    ----------------------------
CONSOLIDATED STATEMENT OPERATIONS                     2005         2004            2005           2004
                                                  -----------  ------------    -----------    -------------
INTEREST INCOME
  Loans                                            $     3,361   $   3,564      $   9,630      $  10,081
  Investments                                            1,151       1,247          3,428          4,256
                                                   -----------   ---------      ---------      ---------
TOTAL INTEREST INCOME                                    4,512       4,811         13,058         14,337
                                                   -----------   ---------      ---------      ---------
INTEREST EXPENSE
  Deposits                                               1,614       1,426          4,640          4,271
  Borrowed money                                         1,046       1,657          3,511          5,036
                                                   -----------   ---------      ---------      ---------
TOTAL INTEREST EXPENSE                                   2,660       3,083          8,151          9,307
                                                   -----------   ---------      ---------      ---------
NET INTEREST INCOME                                      1,852       1,728          4,907          5,030
PROVISION FOR LOAN LOSSES                                  144          52            147            132
                                                   -----------   ---------      ---------      ---------
NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                            1,708       1,676          4,760          4,898
                                                   -----------   ---------      ---------      ---------
NONINTEREST INCOME
  Gain on sale of loans                                  1,205       3,597          3,532          7,861
  Fees and service charges                                 328         260            777            740
  Gain on sale of investment securities                      -           1            538            157
  (Loss) gain on derivatives                              (322)      1,104            560            663
  Gain on sale of branches                                 263           -            946              -
  Other operating income                                    20           5             52             14
                                                   -----------   ---------      ---------      ---------
TOTAL NONINTEREST INCOME                                 1,494       4,967          6,405          9,435
                                                   -----------   ---------      ---------      ---------
NONINTEREST EXPENSE
  Compensation and employee benefits                     1,210       2,670          3,771          6,844
  Occupancy                                                399         647          1,294          1,658
  Professional services                                    278         153            789            699
  Advertising                                              856         717          1,994          1,662
  Deposit insurance premium                                 41          11             72             33
  Furniture, fixtures and equipment                        252         306            836            820
  Data processing                                          265         400            902          1,102
  Other operating                                          544         867          1,624          2,204
                                                   -----------   ---------      ---------      ---------
TOTAL NONINTEREST EXPENSE                                3,845       5,771         11,282         15,022
                                                   -----------   ---------      ---------      ---------
Income (loss) before income tax provision                 (643)        872           (117)          (689)
Income tax provision                                         -          89              -             89
                                                   -----------   ---------      ---------      ---------
NET EARNING (LOSS)                                 $      (643)  $     783      $    (117)     $    (778)
                                                   ===========   =========      =========      =========


08/11/05              Greater Atlantic Financial Corp.               Page 6 of 8


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

                                GREATER ATLANTIC FINANCIAL CORP.
                                THIRD QUARTER RESULTS (UNAUDITED)
                                          (NASDAQ:GAFC)
                        (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                       At or for the                 At or for the
                                                     Three Months Ended            Nine Months Ended
                                                          June 30,                      June 30,
                                                ---------------------------    ----------------------------
                                                    2005           2004            2005           2004
                                                -----------    ------------    ------------    ------------
PER SHARE DATA:
Net income (loss)
    Basic                                       $    (0.21)    $     0.26      $     (0.04)    $     (0.26)
    Diluted                                          (0.21)          0.20            (0.04)          (0.26)
Book value                                      $     5.70     $     6.38      $      5.70     $      6.38
Weighted average shares outstanding
    Basic                                        3,016,175      3,012,434        3,013,681       3,012,434
    Diluted                                      3,016,175      4,413,874        3,013,681       3,012,434

AVERAGE FINANCIAL CONDITION DATA:
Total assets                                    $  369,248     $  540,338      $   392,701     $   532,418
Investment securities                               69,721        118,395           72,544         128,455
Mortgage-backed securities                          72,688        116,567           82,319         114,889
Total loans receivable, net                        212,152        285,338          222,172         270,562
Total deposits                                     238,156        279,419          252,135         275,201
Total stockholders' equity                          17,555         21,038           18,357          20,780

SELECTED FINANCIAL RATIOS(1)
Return on average assets                             -0.70%          0.58%           -0.04%          -0.19%
Return on average equity                            -14.65%         14.89%           -0.85%          -4.99%
Yield on earning assets                               5.09%          3.70%            4.62%           3.72%
Cost of funds                                         3.15%          2.48%            3.03%           2.52%
Net interest rate spread                              1.94%          1.22%            1.59%           1.20%
Net interest rate margin                              2.09%          1.33%            1.74%           1.31%





08/11/05              Greater Atlantic Financial Corp.               Page 7 of 8


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

                                 GREATER ATLANTIC FINANCIAL CORP
                                THIRD QUARTER RESULTS (UNAUDITED)
                                          (NASDAQ:GAFC)
                        (DOLLARS IN THOUSANDS EXCEPT EARNINGS PER SHARE)


                                                                              At or for the
                                                                            Nine Months Ended
                                                                                 June 30,
                                                                 -----------------------------------------
                                                                         2005                2004
                                                                 -------------------  --------------------

FINANCIAL CONDITION DATA:
Total assets                                                         $  365,017           $  504,438
Total loans receivable, net                                             199,930              260,314
Mortgage-loans held for sale                                             12,697                7,831
Investments                                                              69,939              113,628
Mortgage-backed securities                                               67,217              104,411
Total deposits                                                          250,349              298,820
FHLB advances                                                            42,000               96,200
Other borrowings                                                         44,132               77,108
Subordinated debentures                                                   9,376                9,366
Total stockholders' equity                                               17,233               19,223

ASSET QUALITY DATA:
Non-performing assets to total assets                                      0.59%                0.24%
Non-performing loans to total loans                                        0.92%                0.45%
Net charge-offs to average total loans                                     0.04%                0.06%
Allowance for loan losses to:
    Total loans                                                            0.78%                0.56%
    Non-performing loans                                                  85.32%              124.18%
Non-performing loans                                                 $    1,934           $    1,220
Non-performing assets                                                $    2,167           $    1,220
Allowance for loan losses                                            $    1,650           $    1,515

CAPITAL RATIOS OF THE BANK:
Leverage ratio                                                             6.95%                5.60%
Tier 1 risk-based capital ratio                                           11.01%               10.79%
Total risk-based capital ratio                                            11.69%               11.33%




08/11/05              Greater Atlantic Financial Corp.               Page 8 of 8